EXHIBIT 4.2
                                                                     -----------



                                                                  EXECUTION COPY





                              CARNIVAL CORPORATION

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   As Trustee

                           __________________________

                          FOURTH SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 10, 2003

                           __________________________

                            Supplemental to Indenture

                           DATED AS OF APRIL 25, 2001

                           __________________________

                         Creating a series of Securities
                                   designated
                          3 3/4% Senior Notes due 2007

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101       Definitions..................................................2

                                   ARTICLE TWO

                                 THE 2007 NOTES

Section 201       Designation of 2007 Notes; Establishment of Form.............6
Section 202       Transfer and Exchange........................................8
Section 203       Amount......................................................18
Section 204       Interest....................................................18
Section 205       Additional Interest.........................................19
Section 206       Denominations...............................................19
Section 207       Place of Payment............................................19
Section 208       Redemption..................................................19
Section 209       Reserved....................................................20
Section 210       Stated Maturity.............................................20
Section 211       Reserved....................................................20
Section 212       Discharge of Liability on 2007 Notes........................20
Section 213       Other Terms of 2007 Notes...................................20
Section 214       Reserved....................................................20
Section 215       Payments of Additional Amounts..............................20

                                  ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

Section 301       Provisions Applicable Only to 2007 Notes....................20
Section 302       Registration, Registration of Transfer and Exchange.........21
Section 303       Reserved....................................................21
Section 304       Reserved....................................................21
Section 305       Discharge of Liability on Securities........................21
Section 306       Repayment to the Company....................................21
Section 307       Events of Default...........................................22
Section 308       Acceleration of Maturity; Rescission and Annulment..........24
Section 309       Unconditional Right of Holders to Receive Principal,
                  Premium and Interest........................................25
Section 310       Reports by Company..........................................25
Section 311       Consolidation, Merger and Sale..............................26
Section 312       Supplemental Indentures Without Consent of Holders..........27


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Section 313       Supplemental Indentures with Consent of Holders.............27
Section 314       Maintenance of Office or Agency.............................28
Section 315       Reserved....................................................28
Section 316       Reserved....................................................28
Section 317       Optional Redemption or Assumption of Securities under
                  Certain Circumstances.......................................28

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

Section 401       Integral Part...............................................28
Section 402       General Definitions.........................................28
Section 403       Adoption, Ratification and Confirmation.....................29
Section 404       Counterparts................................................29
Section 405       Governing Law...............................................29
Section 406       Conflict of Any Provision of Indenture with Trust
                  Indenture Act of 1939.......................................29
Section 407       Effect of Headings..........................................29
Section 408       Severability of Provisions..................................29
Section 409       Successors and Assigns......................................30
Section 410       Benefit of Supplemental Indenture...........................30
Section 411       Acceptance by Trustee.......................................30

Exhibit A................................................................    A-1
Exhibit B................................................................    B-1


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                              CARNIVAL CORPORATION

                          FOURTH SUPPLEMENTAL INDENTURE

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of November 10, 2003, between Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the "Company"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2001 (the "Indenture"), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

         WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, on April 25, 2001, the Company issued its 2% Convertible Senior Debentures due 2021 under a First Supplemental Indenture dated as of April 25, 2001;

         WHEREAS, on October 24, 2001, the Company issued its Liquid Yield Option Notes due 2021 under a Second Supplemental Indenture dated as of October 24, 2001;

         WHEREAS, on April 29, 2003, the Company issued its Senior Convertible Debentures due 2033 under a Third Supplemental Indenture dated as of April 29, 2003;

         WHEREAS, the Company desires to issue 3 3/4% Senior Notes due 2007 (the "2007 Notes") guaranteed by Carnival plc, a public limited company incorporated in England and Wales in July 2000 as P&O Princess Cruises plc ("Carnival plc"), under the Deed of Guarantee, dated as of April 17, 2003, between the Company and Carnival plc, and P&O Princess Cruises International Limited ("POPCIL" and together with Carnival plc, the "Guarantors") under the Deed of Guarantee dated as of June 19, 2003, among the Company, Carnival plc and POPCIL, such 2007 Notes being a new series of Security, the issuance of which was authorized by a resolution of the Executive Committee of the Board of Directors of the Company, dated October 27, 2003;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture (the "Fourth Supplemental Indenture") to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2007 Notes (and not to any other series);


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         WHEREAS, all things necessary have been done to make the 2007 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms; and

         WHEREAS, the Company, pursuant to the foregoing authority, has entered into a Registration Rights Agreement for the benefit of Holders of the 2007 Notes to file and cause to be declared effective an Exchange Offer Registration Statement with the SEC, and consummate the related exchange offer for the Exchange Notes, which will have terms identical in all material respects to the 2007 Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2007 Notes as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101       Definitions.

         For all purposes of the Indenture and this Fourth Supplemental Indenture relating to the series of Securities created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this Fourth Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture.

         "2007 NOTES" has the meaning specified in the recitals.

         "144A GLOBAL NOTE" means a Global Security substantially in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the 2007 Notes sold in reliance on Rule 144A.

         "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

         "AGENT MEMBERS" has the meaning specified in Section 201(c).

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositaries that are applicable to such transfer or exchange.


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

         "CARNIVAL PLC" has the meaning specified in the recitals.

         "CARNIVAL PLC GUARANTEE" means the guarantee of the 2007 Notes issued under the Deed of Guarantee, dated as of April 17, 2003, between the Company and Carnival plc, as amended, supplemented or modified.

         "CERTIFICATED SECURITY" means a certificated 2007 Note registered in the name of the Holder thereof, substantially in the form attached hereto as EXHIBIT A, and such 2007 Note shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Securities" attached thereto.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "CONSOLIDATED NET WORTH" means, at any time, the Net Worth of the Company, Carnival plc and their combined Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "DEPOSITARIES" has the meaning specified in Section 201(a).

         "DTC" has the meaning specified in Section 201(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "EXCHANGE NOTES" means any securities of the Company containing terms identical in all material respects to the 2007 Notes, except that such Exchange Notes will not bear legends restricting their transfer, and will be issued and exchanged for the 2007 Notes pursuant to the Registration Rights Agreement and this Indenture.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "FOURTH SUPPLEMENTAL INDENTURE " has the meanings specified in the recitals.

         "GAAP" means generally accepted accounting principles as in effect on the date of this Fourth Supplemental Indenture in the United States.

         "GLOBAL SECURITIES" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of EXHIBIT A hereto.

         "GLOBAL SECURITY LEGEND" means the legend set forth in Section 202(f)(2), which is required to be placed on all Global Securities issued under this Indenture.

         "INDENTURE" has the meaning specified in the recitals.

         "ISSUE DATE" of any 2007 Note means the date on which the 2007 Note was originally issued or deemed issued as set forth on the face of the 2007 Note.


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         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the 2007 Notes for use by such Holders in connection with the Exchange Offer.

         "NET WORTH" means, at any time with respect to the Company, Carnival plc or any of their respective Subsidiaries, the net worth of the Company, Carnival plc or any such respective Subsidiary, as the case may be, determined in accordance with GAAP.

         "OUTSTANDING," when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (3)      Securities which have been cancelled pursuant to
         Section 3.9 of the Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "PAYING AGENT" shall be the agent specified in Section 201(e).

         "PERMANENT REGULATION S GLOBAL NOTE" means a permanent Global Security in the form of EXHIBIT A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.


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         "POPCIL GUARANTEE" means the guarantee of the 2007 Notes issued under the Deed of Guarantee, dated as of June 19, 2003, among the Company, Carnival plc and POPCIL, as amended, supplemented or modified.

         "PRINCIPAL AMOUNT" of any 2007 Note means the principal amount as set forth on the face of the 2007 Note.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 202(f)(1) to be placed on all 2007 Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" has the meaning specified in Section 201(a).

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 10, 2003, among the Company, Carnival plc and POPCIL and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the initial purchasers listed on Schedule I to the Purchase Agreement dated November 5, 2003, as amended, supplemented or modified.

         "REGISTRATION STATEMENT" means a Registration Statement as defined and described in the Registration Rights Agreement.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means the Temporary Regulation S Global Note and the Permanent Regulation S Global Note.

         "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security, which shall bear a Private Placement Legend.

         "RESTRICTED GLOBAL SECURITY" means a Global Security, which shall bear a Private Placement Legend.

         "RESTRICTED PERIOD" means the "distribution compliance period" as defined in Regulation S.

         "RULE 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SECURITIES" has the meaning specified in the preamble of this Fourth Supplemental Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

         "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.


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         "SIGNIFICANT SUBSIDIARY" means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth.

         "SUBSIDIARY" means, with respect to any Person, (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by such Person, by one or more Subsidiaries of the such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority equity ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

         "TEMPORARY REGULATION S GLOBAL NOTE" means a Global Security in the form of EXHIBIT A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2007 Notes initially sold in reliance on Rule 903 of Regulation S.

         "TRANSFER CERTIFICATE" means a written certification substantially in the form set forth in EXHIBIT B hereto.

         "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security which does not bear a Private Placement Legend.

         "UNRESTRICTED GLOBAL SECURITY" means a permanent Global Security substantially in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Securities" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of 2007 Notes, and that does not bear the Private Placement Legend.

         "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                                   ARTICLE TWO

                                 THE 2007 NOTES

Section 201       Designation of 2007 Notes; Establishment of Form.

         There shall be a series of Securities designated "3 3/4% Senior Notes due 2007" of the Company, and the form thereof shall be substantially as set forth in EXHIBIT A hereto, which is incorporated into and shall be deemed a part of this Fourth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2007 Notes, as evidenced by their execution of the 2007 Notes.


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                  (a)      RESTRICTED GLOBAL SECURITIES. The 2007 Notes are
initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act or in offshore transactions in reliance on Regulation S under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2007 Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositaries, The Depository Trust Company ("DTC"), Clearstream Banking, S.A. ("Clearstream Luxembourg") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") (together such depositaries, or any successors thereto, being hereinafter referred to as the "Depositaries"), and registered in the name of their nominees, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the Restricted Period, beneficial interests in the Temporary Regulation S Notes may be held only through Participants or Indirect Participants of Euroclear or Clearstream Luxembourg. Upon the issuance of the 2007 Notes, the Company will only deliver beneficial interests in the Temporary Regulation S Global Notes solely through Euroclear and Clearstream. The aggregate Principal Amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  (b) REGULATION S GLOBAL SECURITY. The 2007 Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a Temporary Regulation S Global Note registered in the name of a nominee of Euroclear and/or Clearstream, as applicable, deposited on behalf of the purchasers of the 2007 Notes represented thereby with Depositaries, and duly executed by the Company and authenticated by the Trustee as hereinafter provided. After the Restricted Period, one or more Permanent Regulation S Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided, shall be deposited with the Depositaries.

         Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in a 144A Global Note only if the transferor first delivers to the Trustee a Transfer Certificate to the effect that:

                  (1)      the transfer of the Temporary Regulation S Global
         Note is being made in accordance with Rule 144A; and

                  (2) the Temporary Regulation S Global Note is being transferred to a person:

                           (A) whom the transferor reasonably believes to be a QIB within the meaning of Rule 144A purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

                           (B) in accordance with all applicable securities laws of the states of the United States.

                  (c) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the Outstanding 2007 Notes as shall be specified therein and each shall provide that it shall


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represent the aggregate Principal Amount of Outstanding 2007 Notes from time to time endorsed thereon and that the aggregate Principal Amount of Outstanding 2007 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or purchases of such 2007 Notes. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of Outstanding 2007 Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositaries and the Securities Custodian.

         Neither any members of, or participants in, the Depositaries ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depositaries or any nominees thereof, or under the Global Security, and the Depositaries (including, for this purpose, their nominees) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owners and Holders of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositaries or (B) impair, as between the Depositaries, their Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any 2007 Note.

                  (d) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in Section 202(a)(1) hereof.

                  (e) PAYING AGENT. The Company shall maintain an office or agency where 2007 Notes may be presented for purchase or payment ("Paying Agent"). The Company may have one or more additional paying agents.

         The Company shall enter into an appropriate agency agreement with any Paying Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent.

         The Company initially appoints the Trustee as Paying Agent in connection with the 2007 Notes.

Section 202       Transfer and Exchange.

         (a)      TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                  (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositaries notify the Company that they are unwilling or unable to continue as depositaries for the Global Securities or if they at any time cease to be "clearing agencies" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) at any time the Company so determines, in its sole discretion, or (z) an Event of


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         Default has occurred and is continuing with respect to the 2007 Notes.
         In any of the foregoing cases, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositaries, pursuant to instructions from their direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                                    In the event that Certificated Securities
         are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall give notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                  (2) Notwithstanding any other provisions of this Fourth Supplemental Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depositaries to a nominee of the Depositaries or by a nominee of the Depositaries to the Depositaries or another nominee of the Depositaries or by the Depositaries or any such nominee to successor Depositaries or a nominee of such successor Depositaries. Nothing in this Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 202.

                  (b) TRANSFER AND EXCHANGE. The 2007 Notes are issuable only in registered form. Subject to Section 201(b) hereof, a Holder may transfer a 2007 Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the 2007 Note is registered as the owner thereof for all purposes whether or not the 2007 Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global


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Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the 2007 Note shall be required to be reflected in a book entry. When 2007 Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of 2007 Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such 2007 Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of 2007 Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any 2007 Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate 2007 Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the 2007 Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.5).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any 2007 Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of 2007 Notes under Section 11.8 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2007 Note so selected for redemption in whole or in part, except the unredeemed portion of any 2007 Note being redeemed in part, or (iii) register a 2007 Note that has matured or been redeemed or cancelled, except for registration of transfer, exchange or replacement of such 2007 Note.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any 2007 Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (c) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations, such Security Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of
         Section 3.5 of the Indenture; and

                  (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (C) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (d) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL SECURITIES. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositaries, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL SECURITY. Beneficial interests in any Restricted Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement

         Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) except in connection with a transfer pursuant to Section 201(b). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 202(d)(1).

                  (2) TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES NOT SUBJECT TO SECTION 202(d)(1). In connection with all transfers and exchanges of beneficial interests that are not subject to Section 202(d)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of an Exchange Offer by the Company in accordance with
         Section 202(h) hereof, the requirements of this Section 202(d)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the 2007 Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities.

                  (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of
         Section 202(d)(2) above and the Registrar receives the following:

                           (A) if the transferee is to take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (1) thereof; and

                           (B) if the transferee is to take delivery in the form of a beneficial interest in a Temporary Regulation S Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (2) thereof.

                  (4) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositaries, from the Depositaries or their nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the depositaries from the Depositaries or their nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                           (A) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                           (B) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (PROVIDED that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global

         Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities),

the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of
         Section 3.5 of the Indenture;

                  (4) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (B) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in item 3(a) of the Transfer Certificate, and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; or

                           (C) if such Restricted Security is being transferred pursuant to and in accordance with Rule 903 or 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in item 3(b) of the Transfer Certificate);

                  (5) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

                  (6) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

                  (f)      LEGENDS.

                  (1) PRIVATE PLACEMENT LEGEND. Except as permitted below, each Restricted Global Security shall bear the legend in substantially the following form:

         THIS SECURITY, THE CARNIVAL PLC GUARANTEE AND THE POPCIL GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE CARNIVAL PLC GUARANTEE, THE POPCIL GUARANTEE OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, CARNIVAL PLC, POPCIL OR ANY AFFILIATE OF ANY OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, CARNIVAL PLC, POPCIL OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY'S, CARNIVAL PLC'S, POPCIL'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR,

         OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (2) GLOBAL SECURITY LEGEND. Each Global Security shall bear a legend in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

         THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 202 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
         SECTION 202(b) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE INDENTURE AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  (3) TEMPORARY REGULATION S GLOBAL NOTE LEGEND. The Temporary Regulation S Global Note shall bear a legend in substantially the following form:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR

         FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                  (4) DTC LEGEND. For so long as DTC is the Depositary, each Global Security shall bear a legend in substantially the following form:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (5) Upon any sale or transfer of a Restricted Global Security or Restricted Certificated Security (x) pursuant to Rule 144,
         (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                           (A) in the case of any Restricted Certificated Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 202(e) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED, HOWEVER, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 202; and

                           (B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED, HOWEVER, that such Unrestricted Global Security shall continue to be subject to the provisions of
                  Section 202(a)(2) hereof, and PROVIDED FURTHER, HOWEVER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 202.

                  (6) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph
         (1) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

                  (g) TRANSFERS TO THE COMPANY. Nothing in this Fourth Supplemental Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, Carnival plc or any of their respective Subsidiaries, which Securities (if transferred to the Company or any of its Subsidiaries) shall thereupon be canceled in accordance Section 3.9 of the Indenture.

                  (h) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section
3.3 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the 2007 Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such 2007 Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Securities so accepted Unrestricted Global Securities in the appropriate principal amount.

Section 203       AMOUNT.

                  (a) The Trustee shall authenticate and deliver 2007 Notes for original issue in an aggregate Principal Amount of up to $550,000,000 upon a Company Order for the authentication and delivery of 2007 Notes, without any further action by the Company. The aggregate Principal Amount of 2007 Notes that may be authenticated and delivered under the Indenture, as supplemented hereby, is unlimited. The Company may issue additional 2007 Notes having the same ranking and the same interest rate, maturity and other terms. Any additional 2007 Notes, together with the original issuance of 2007 Notes, including the Exchange Notes, will constitute a single series of 2007 Notes under the Indenture.

                  (b) The Company may not issue new 2007 Notes to replace 2007 Notes that it has paid or delivered to the Trustee for cancellation.

Section 204       INTEREST.

         Outstanding 2007 Notes shall bear interest at the rate of 3 3/4% per annum on the Principal Amount from November 10, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, November 15, 2007 (or such earlier date as determined pursuant to Section 317 of this Fourth Supplemental Indenture), payable semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2004, to the Persons in whose names the 2007 Notes are registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest on each Exchange Note will accrue from the last Interest Payment Date to which interest was paid on the 2007 Note surrendered in exchange for the Exchange Note or, if no interest has been paid on such 2007 Note, from the Issuance Date of such 2007 Note. Interest on the 2007 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of interest on the 2007 Notes shall include interest accrued through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest will cease to accrue on a 2007 Note upon its maturity or redemption.

Section 205       ADDITIONAL INTEREST.

         Additional Interest with respect to the 2007 Notes shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

Section 206       DENOMINATIONS.

         Each 2007 Note shall be in fully registered form without coupons in the denominations of $1,000 of Principal Amount or any integral multiple thereof.

Section 207       PLACE OF PAYMENT.

         The Place of Payment for the 2007 Notes and the place or places where the 2007 Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the 2007 Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

Section 208       REDEMPTION

                  (a) There shall be no sinking fund for the retirement of the 2007 Notes.

                  (b) The Company may redeem the 2007 Notes in accordance with the provisions of the Indenture and this Fourth Supplemental Indenture.

Section 209       RESERVED.

Section 210       STATED MATURITY.

         The date on which the principal of the 2007 Notes is due and payable, unless earlier accelerated or redeemed pursuant to the Indenture or this Fourth Supplemental Indenture, shall be November 15, 2007.

Section 211       RESERVED.

Section 212       DISCHARGE OF LIABILITY ON 2007 NOTES.

         The 2007 Notes may be discharged by the Company in accordance with the provisions of Article IV of the Indenture, as amended by Section 305 hereof.

Section 213       OTHER TERMS OF 2007 NOTES.

         Without limiting the foregoing provisions of this Article, the terms of the 2007 Notes shall be as set forth in the form of the 2007 Notes set forth in EXHIBIT A hereto and as provided in the Indenture.

Section 214       RESERVED.

Section 215       PAYMENTS OF ADDITIONAL AMOUNTS.

         Sections 10.5 and 11.8 of the Indenture shall apply to the 2007 Notes; PROVIDED that Section 10.5 of the Indenture shall be amended by replacing the first clause (i) of such Section 10.5 with the following clause:

         (i) any present or future Panamanian Taxes which would not have been so imposed, assessed, levied or collected if the Holder or beneficial owner of such Security did not have some present or former connection with the Republic of Panama (or the jurisdiction of incorporation of a successor corporation to the Company pursuant to Section 8.1) or any political subdivision thereof (or of any such jurisdiction of incorporation) other than holding or ownership of a Security, or the collection of principal and interest, if any, on, or the enforcement of such Security, which connection may include its domicile, residence or physical presence in the Republic of Panama or such jurisdiction of incorporation, or its conduct of a business or maintenance of a permanent establishment therein.

                                  ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

Section 301       PROVISIONS APPLICABLE ONLY TO 2007 NOTES.

         The Provisions contained herein shall apply to the 2007 Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2007 Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2007 Notes Outstanding.

Section 302       REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2007 Notes only, by replacing the seventh paragraph of Section
3.5 with the following paragraph:

         The Company shall not be required (i) to issue, register the transfer of or exchange the 2007 Notes of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the 2007 Notes and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any 2007 Notes so selected for redemption.

Section 303       RESERVED.

Section 304       RESERVED.

Section 305       DISCHARGE OF LIABILITY ON SECURITIES.

         When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding 2007 Notes (other than 2007 Notes replaced pursuant to Section 3.6 of the Indenture) for cancellation or (ii) all Outstanding 2007 Notes have become due and payable and the Company deposits with the Trustee or any Paying Agent cash sufficient to pay all amounts due and owing on all Outstanding 2007 Notes (other than 2007 Notes replaced pursuant to Section 3.6), and if in either case the Company pays all other sums payable hereunder by the Company, then this Fourth Supplemental Indenture shall, subject to Section 6.7 of the Indenture, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Fourth Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Company.

Section 306       REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the 2007 Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of 2007 Notes with respect to such money or securities for that period commencing after the return thereof.

Section 307       EVENTS OF DEFAULT.

         The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2007 Notes only, by replacing Section 5.1 with the following paragraph:

         "Event of Default," wherever used herein, means with respect to the 2007 Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest (including Additional Interest) upon any 2007 Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal amount of or any premium on the 2007 Notes at Maturity or the Redemption Price in respect of the 2007 Notes when the same become due and payable; or

                  (3) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company, Carnival plc or any of their respective Subsidiaries or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, Carnival plc or any of their respective Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $50,000,000 principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company, or its Subsidiaries), which default shall constitute a failure to pay any portion of the principal of or interest on such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding 2007 Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (4) default by the Company in the performance, or breach, of any covenant or warranty of the Company in the Indenture or this Fourth Supplemental Indenture for the benefit of the 2007 Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 307 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the

         Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding 2007 Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) unless Carnival plc has become or has been merged with or has been otherwise consolidated with the primary obligor under the 2007 Notes and the Indenture (as supplemented by this Fourth Supplemental Indenture), the Carnival plc Guarantee ceases to be in full force and effect or is declared null and void or Carnival plc denies that it has any further liability under the Carnival plc Guarantee in respect of the 2007 Notes and/or the Indenture, or gives notice to such effect (other than by reason of the termination of this Fourth Supplemental Indenture or the release of any such Carnival plc Guarantee in accordance with this Fourth Supplemental Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring Carnival plc and the Company to remedy the same shall have been given, by registered or certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate Principal Amount of the 2007 Notes then outstanding; or

                  (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law (each, a "Bankruptcy Law") or (B) a decree or order adjudging the Company, Carnival plc or any of their respective Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Carnival plc or any of their respective Significant Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company, Carnival plc or any of their respective Significant Subsidiaries, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (7) the commencement by the Company, Carnival plc or any of their respective Significant Subsidiaries of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company, Carnival plc or any of their respective Significant Subsidiaries to the entry of a decree or order for relief in respect of the Company, Carnival plc or any of their respective Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of the Company, Carnival plc or any of their respective Significant Subsidiaries, or the filing by any of the Company, Carnival plc or any of their respective Significant Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by any of the Company, Carnival plc or any of their respective Significant Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Carnival plc or any of their respective Significant Subsidiaries or of any substantial part of their respective properties, or the making by any of the Company, Carnival plc or any of their respective Significant Subsidiaries of an assignment for the benefit of creditors, or the admission by any of the Company, Carnival plc or any of their respective Significant Subsidiaries in writing of an inability to pay the debts of any of the Company, Carnival plc or any of their respective Significant Subsidiaries generally as they become due, or the taking of corporate action by the Company, Carnival plc or any of their respective Significant Subsidiaries in furtherance of any such action.

         Upon the occurrence of a default in payment of the Principal Amount (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price or upon the Stated Maturity of the 2007 Note), from and after such date the 2007 Notes shall bear interest at the rate of 3 3/4% per annum on the unpaid amount due and payable on such date, compounded on a semi-annual basis (based on a 360-day year of 12 30-day months) to the extent that payment of any interest is legally enforceable, payable upon demand of the Holder or beneficial Holder of any such 2007 Note, in accordance with the terms of the 2007 Notes, to the date that payment of such amount has been made or provided for upon the terms set forth herein.

Section 308       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2007 Notes only, by replacing Section 5.2 with the following paragraphs:

         If an Event of Default under clauses (1), (2), (3), (4) or (5) of the definition of Event of Default in Section 307 above, with respect to 2007 Notes at the time Outstanding, occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding 2007 Notes may declare the Principal Amount of all of the Outstanding 2007 Notes, and accrued and unpaid interest, if any, on all of the Outstanding 2007 Notes through the date of such declaration, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Principal Amount shall become immediately due and payable.

         At any time after such a declaration of acceleration with respect to 2007 Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount of the Outstanding 2007 Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (A) the Principal Amount and accrued and unpaid interest, if any, on the 2007 Notes to the date of such payment or deposit;

                           (B) to the extent that payment of such interest is enforceable under applicable law, interest on the Principal Amount and accrued and unpaid interest, if any, on the 2007 Notes to the date of such payment or deposit, at the rate borne by the 2007 Notes during the period of such default in accordance with the last paragraph of Section 307 of this Fourth Supplemental Indenture; and

                           (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                  (2) all Events of Default with respect to the 2007 Notes, other than the non-payment of the Principal Amount of, and accrued and unpaid interest, if any, on, the 2007 Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

         If an Event of Default described in clauses (6) and (7) of the definition of Event of Default in Section 307 above, with respect to 2007 Notes at the time Outstanding, occurs and is continuing, then the Principal Amount of, and accrued and unpaid interest, if any, on, the Outstanding 2007 Notes shall become due and payable immediately, without any declaration or other act by the Trustee or any Holder.

Section 309 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Fourth Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date), and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 310       REPORTS BY COMPANY.

         The Company shall:

                  (1) provide to the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall provide to the Trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (3) transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

         If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare and shall furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

Section 311       CONSOLIDATION, MERGER AND SALE.

         Section 8.1 of the Indenture is, with respect to the 2007 Notes only, hereby amended and restated in its entirety to read as follows:

                  The Company shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                  (a) the successor or transferee entity, if other than the Company, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the Outstanding 2007 Notes and the performance of every covenant in the Indenture (as supplemented by this Fourth Supplemental Indenture) to be performed or observed by the Company;

                  (b) immediately after giving the effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

                  (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each in the form required by the Indenture and this Fourth Supplemental Indenture, stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

         In case of any such consolidation, merger, conveyance or transfer, the successor entity shall succeed to and be substituted for the Company as obligor under the Indenture (as supplemented hereby), with the same effect as if it had been named in the Indenture (as supplemented hereby) as the Company.

Section 312       SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Section 9.1 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2007 Notes only, by inserting the following clauses immediately following clause (11) thereof:

                  (12) to add any rights for the benefit of Holders of 2007 Notes; and

                  (13)     to provide any additional events of default.

Section 313       SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         Section 9.2 of the Indenture is, with respect to the 2007 Notes only, hereby amended and restated in its entirety to read as follows:

         With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding 2007 Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (and Carnival plc or POPCIL to the extent that any supplemental indenture relates to the Carnival plc Guarantee or the POPCIL Guarantee, respectively), when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Carnival plc Guarantee, the POPCIL Guarantee or of any supplemental indenture or of modifying in any manner the rights of the Holders of 2007 Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) change the Maturity of any payment of principal of, or any premium on, or any installment of interest on any 2007 Note, or reduce the Principal Amount thereof or any premium thereon or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any 2007 Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the redemption date), (ii) reduce the percentage in aggregate Principal Amount of the Outstanding 2007 Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with the provisions of the Indenture or this Fourth Supplemental Indenture or for any waiver of an Event of Default; or (iii) modify this Section 9.2, except to increase any percentages required for approval or to provide that certain other provisions of the Indenture or this Fourth Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding 2007 Note affected thereby.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities or such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 314       MAINTENANCE OF OFFICE OR AGENCY.

         The first paragraph of Section 10.2 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2007 Notes only, by changing the first sentence thereof to read in its entirety as follows:

         The Company shall maintain in each Place of Payment for the 2007 Notes an office or agency where the 2007 Notes may be presented or surrendered for payment, where the 2007 Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Company in respect of the 2007 Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 315       RESERVED.

Section 316       RESERVED.

Section 317 OPTIONAL REDEMPTION OR ASSUMPTION OF SECURITIES UNDER CERTAIN CIRCUMSTANCES.

         The 2007 Notes may be redeemed in accordance with Section 11.8 of the Indenture.


                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

Section 401       INTEGRAL PART.

         This Fourth Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2007 Notes only.

Section 402       GENERAL DEFINITIONS.

         For all purposes of this Fourth Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture, and

                  (b) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this Fourth Supplemental Indenture.

Section 403       ADOPTION, RATIFICATION AND CONFIRMATION.

         The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 404       COUNTERPARTS.

         This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 405       GOVERNING LAW.

         THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 406 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939.

         If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 407       EFFECT OF HEADINGS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 408       SEVERABILITY OF PROVISIONS.

         In case any provision in this Fourth Supplemental Indenture or in the 2007 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 409       SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Fourth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 410       BENEFIT OF SUPPLEMENTAL INDENTURE.

         Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the 2007 Notes, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

Section 411       ACCEPTANCE BY TRUSTEE.

         The Trustee accepts the amendments to the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Fourth Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested as of the day and year first written above.

                                    CARNIVAL CORPORATION


                                    By: /s/ David Bernstein
                                        ---------------------------------------
                                        Name:   David Bernstein
                                        Title:  Vice President & Treasurer



                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: /s/ Julie Eddington
                                        ---------------------------------------
                                        Name:   Julie Eddington
                                        Title:  Assistance Vice Presideent

                                                                       EXHIBIT A

                                 GLOBAL SECURITY

                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

         THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 202 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 202(b) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE INDENTURE AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](2)

------------------------
1    This paragraph should be included only if DTC is the Depositary.

2    These paragraphs should be included only if the Security is a Global
     Security.

         [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]3

         [THIS SECURITY, THE CARNIVAL PLC GUARANTEE AND THE POPCIL GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE CARNIVAL PLC GUARANTEE, THE POPCIL GUARANTEE OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, CARNIVAL PLC, POPCIL OR ANY AFFILIATE OF ANY OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, CARNIVAL PLC, POPCIL OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY'S, CARNIVAL PLC'S, POPCIL'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE,

------------------------
3 This paragraph should be included only if the Security is a Temporary Regulation S Global.

REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR, OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.] (4)

------------------------
4 These paragraphs to be included only if the 2007 Note requires a Private Placement Legend.

                           [FORM OF FACE OF SECURITY]

                              CARNIVAL CORPORATION

                              SENIOR NOTES DUE 2007
                           GUARANTEED BY CARNIVAL PLC
                 AND P&O PRINCESS CRUISES INTERNATIONAL LIMITED


Issue Date:  November 10, 2003                                 Principal Amount:
                                                               $________________

Registered:  No. R-                                     CUSIP:

         Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ DOLLARS ($____________) on November 15, 2007,
[or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2007 Note],5 and to pay interest thereon from November 10, 2003 or from the most recent date to which interest has been paid or duly provided for, to, but excluding, November 15, 2007 (or to such earlier date as determined pursuant to Section 317 of the Fourth Supplemental Indenture) payable semiannually on May 15 and November 15 in each year (each, an "Interest Payment Date"), commencing May 15, 2004, at the rate of 3 3/4% per annum on the Principal Amount; PROVIDED, HOWEVER, that interest on each Exchange Note will accrue from the last Interest Payment Date to which interest was paid on the 2007 Note surrendered in exchange for the Exchange Note or, if no interest has been paid on such 2007 Note, from the Issuance Date of such 2007 Note. Interest on this 2007 Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Each payment of cash interest on the 2007 Notes shall include interest accrued through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2007 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this 2007 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2007 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any

------------------------
5    To be included only if the Security is a Global Security.

securities exchange on which the 2007 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of any amounts in respect of this 2007 Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this 2007 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2007 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  November 10, 2003

                                    CARNIVAL CORPORATION

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION, as
                                    Trustee


                                    ___________________________________________
                                    Authorized Signature


Date of Authentication:  November 10, 2003

                       (FORM OF REVERSE SIDE OF SECURITY)

                              CARNIVAL CORPORATION

                              SENIOR NOTES DUE 2007

         This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 25, 2001, as amended by the Fourth Supplemental Indenture thereto, dated as of November 10, 2003 (as so amended, herein called the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "2007 Notes"), with an aggregate principal amount at Stated Maturity set forth on the face hereof (the "Principal Amount") created pursuant to the Indenture as supplemented by the Fourth Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2007 Note are used as defined in the Indenture.

         The 2007 Notes are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         [Additional Interest may be paid in respect of this Note under the circumstances described in the Registration Rights Agreement. The Holder of this
Note is entitled to the benefits of such Registration Rights Agreement.]6

INTEREST ON OVERDUE AMOUNTS

         If the Principal Amount hereof or any portion of such principal amount at Maturity is not paid when due (whether upon acceleration pursuant to Section
5.2 of the Indenture, upon the date set for payment of the Redemption Price or upon the Stated Maturity of this 2007 Note) or of interest hereon, if any (or any portion of such interest), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3 3/4% per annum (computed on a semi-annual bond equivalent basis based on a 360-day year of twelve 30-day months), which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

------------------------
6 Delete from all 2007 Notes that are not "Registrable Securities" as defined in the Registration Rights Agreement.

METHOD OF PAYMENT

         Payments in respect of the Principal Amount of, and interest on the 2007 Notes shall be made by the Company in immediately available funds.

PAYING AGENT AND SECURITY REGISTRAR

         Initially, the Trustee shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2007 Note is registrable in the Security Register, upon surrender of this 2007 Note for registration or transfer at the office or agency in a Place of Payment for the 2007 Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2007 Notes, of any authorized denominations and for the same aggregate Principal Amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The 2007 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2007 Note, 2007 Notes are exchangeable for a like aggregate Principal Amount of 2007 Notes of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this 2007 Note for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2007 Note is registered as the owner hereof for all purposes, whether or not this 2007 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the 2007 Notes under the Indenture, the Carnival plc Guarantee and the POPCIL Guarantee at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount of the 2007 Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the 2007 Notes at the time Outstanding, on behalf of the Holders of all 2007 Notes, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2007 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2007 Note and of any 2007 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2007 Note.

SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the 2007 Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default in the payment of any interest on the 2007 Notes (including Additional Interest) when it becomes due and payable and continuance of such default for a period of 30 days; (ii) default in payment of any premium on the 2007 Notes at Maturity or of the Principal Amount or Redemption Price, in respect of the 2007 Notes when the same becomes due and payable; (iii) default by the Company in the performance, or breach, of any covenant or warranty of the Company in the Indenture, and continuance of such default or breach for a period of 60 days after there has been given notice to the Company; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, Carnival plc or any of their respective Subsidiaries having an aggregate outstanding principal amount in excess of $50,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company, or its Subsidiaries), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; (v) unless Carnival plc has become or has been merged with or has been otherwise consolidated with the primary obligor under the 2007 Notes and the Indenture, the Carnival plc Guarantee ceases to be in full force and effect or is declared null and void or any Carnival plc denies that it has any further liability under the Carnival plc Guarantee in respect of the 2007 Notes and/or the Indenture, or gives notice to such effect (other than by reason of the termination of the Fourth Supplemental Indenture or the release of any such Carnival plc Guarantee in accordance with the Fourth Supplemental Indenture) and continuance of such default for a period of 30 days after written notice thereof; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company, Carnival plc or any of their Significant Subsidiaries. If an Event of Default with respect to 2007 Notes shall occur and be continuing, the Principal Amount of, and accrued and unpaid interest, if any, on, the 2007 Notes through the acceleration date may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, Carnival plc or their Significant Subsidiaries the Principal Amount of, and accrued and unpaid interest, if any, on, the 2007 Notes Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

INDENTURE

         The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The 2007 Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

NO RECOURSE AGAINST OTHERS

         No recourse shall be had for the payment of the principal of or the interest, if any, on this 2007 Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

         This 2007 Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2007 Note.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this 2007 Note and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All terms defined in the Indenture and used in this 2007 Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                     SCHEDULE OF EXCHANGES OF SECURITIES (6)

         The following exchanges or redemptions of a part of this Global Security have been made:


                            AMOUNT OF DECREASE IN     AMOUNT OF INCREASE IN
                               PRINCIPAL AMOUNT         PRINCIPAL AMOUNT
                                    OF THIS                  OF THE
     DATE OF TRANSACTION        GLOBAL SECURITY         GLOBAL SECURITY
     -------------------        ---------------         ---------------






------------------------
6    This schedule should be included only if the Security is a Global Security.

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention:  Corporate Trust Administration

                              CARNIVAL CORPORATION
                   3 3/4% SENIOR NOTES DUE 2007 ("2007 NOTES")
                   -------------------------------------------

         Reference is hereby made to the Indenture dated as of April 25, 2001, as supplemented by the Fourth Supplemental Indenture dated as of November 10, 2003 (the "Indenture"), among Carnival Corporation, a Panamanian corporation (the "Company") and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee, relating to the 2007 Notes issued by the Company and guaranteed by the Guarantors. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the 2007 Note[s] or interest in such 2007 Note[s] specified in Annex A hereto, in the principal amount of $___________ in such 2007 Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         [_]      1.       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A CERTIFICATED SECURITY. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         [_]      2.       CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN A TEMPORARY REGULATION S GLOBAL NOTE OR A CERTIFICATED SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend.

                  3. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED CERTIFICATED SECURITY.

         [_]      (a)      Check if Transfer is Pursuant to Rule 144. (i) The
Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         [_]      (b)      Check if Transfer is Pursuant to Regulation S. (i)
The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Security or a Restricted Certificated Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         [_]      (c)      Check if Transfer is Pursuant to Other Exemption. (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States, (ii) an opinion of counsel, certification and/or other information satisfactory to each of the Company, Carnival plc, POPCIL and the Trustee has been obtained by the Transferor and (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         [_]     4.       CHECK IF TRANSFEREE IS THE COMPANY OR CARNIVAL PLC OR
A SUBSIDIARY OF THE COMPANY OR CARNIVAL PLC. The Transferee is the Company or a Subsidiary of the Company.

         [_]     5.       CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT. The transfer is being effected pursuant to an effective registration statement under the Securities Act (file no. _________________). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    Dated: ____________________________



                                    ___________________________________________
                                           [Insert Name of Transferor]





                                    By: _______________________________________
                                        Name:
                                        Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:


                                   [CHECK ONE]


         [_]      (A)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP __________); or

                  (ii)     Regulation S Global Note (CUSIP __________); or

         [_]      (B)      a Restricted Certificated Security.


2.       After the Transfer the Transferee will hold:


                                   [CHECK ONE]

         [_]      (A)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP __________); or

                  (ii)     Regulation S Global Note (CUSIP __________); or

                  (iii)    Unrestricted Global Security (CUSIP __________).

         [_]      (B)      a Restricted Certificated Security; or

         [_]      (C)      an Unrestricted Certificated Security.


in accordance with the terms of the Indenture.